Exhibit 16.1

Mahoney Cohen & Company, CPA, P.C.
111 W. 40th Street
12th Floor
New York, NY 10018

October 4, 2000

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

We were previously principal accountants of YouNetwork, Inc. and, under the date of March 7, 2000, we reported on the financial statements of YouNetwork, Inc. as of December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 1999 and for the period from January 14, 1998 (inception) to December 31, 1998 and for the period from January 14, 1998 (inception) to December 31, 1999. On October 4, 2000, our appointment as principal accountants was terminated. We have read YouNetwork, Inc.'s statements included under Item 4 of its Form 8-K dated October 4, 2000, and we agree with such statements, except that we are not in position to agree or disagree with the statement that the decision to change accountants was approved by the Board of Directors, or that Deloitte & Touche, LLP was retained as its new independent accountants.

Very truly yours,

/s/ MAHONEY COHEN & COMPANY, CPA, P.C.
NEW YORK, NEW YORK